Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

As of December 31, 2012

BB&T Corporation, a North Carolina corporation, is a financial holding company. The table below sets forth all of BB&T's subsidiaries as to State or Jurisdiction of Organization.

Subsidiary	State or Jurisdiction of Organization
Branch Banking and Trust Company	North Carolina
Agency Technologies, Inc.	South Carolina
Atlas SPE, LLC	North Carolina
Atlas Union SPE, LLC	North Carolina
Atlas NC I SPE, LLC	North Carolina
Atlas VA I SPE, LLC	North Carolina
Atlas MD I SPE, LLC	North Carolina
Atlas SC I SPE, LLC	North Carolina
Atlas GA I SPE, LLC	North Carolina
Atlas GA II SPE, LLC	North Carolina
MHI Syndicated Holdings - 2010, LLC	North Carolina
Redus LH, LLC	Delaware
Atlas FL I SPE, LLC	North Carolina
Atlas FL II SPE, LLC	North Carolina
Atlas NC II SPE, LLC	North Carolina
Atlas Tri-State SPE, LLC	North Carolina
Atlas GA III SPE, LLC	North Carolina
BB&T-VA Collateral Service Corporation	Virginia
BB&T Capital Partners/Windsor Mezzanine Fund, LLC	Delaware
BB&T Capital Partners, L.L.C.	Delaware
BB&T Capital Partners II, L.L.C.	Delaware
BB&T Capital Partners Mezzanine Fund II, LP	Delaware
BB&T Centralized Solutions, Inc. (1)	North Carolina
BB&T Collateral Service Corporation	North Carolina
BB&T Collateral Service Corporation (TN)	Tennessee
BB&T Collateral Service Corporation (WV)	West Virginia
BB&T EFC Energy, LLC	North Carolina
BB&T Equipment Finance Corporation	North Carolina
BB&T Insurance Services, Inc.	North Carolina
BB&T Insurance Services of California, Inc.	California
F.B.P. Insurance Services, LLC	California
Precept Advisory Group LLC	California
Independent Trustees, Inc.	Virginia
AmRisc, LP	Delaware
Title Insurance Services of Alabama, LLC	Alabama
BB&T Investment Services, Inc.	North Carolina
BB&T Merchant Services LLC BB&T Mortgage Reinsurance Company	North Carolina Vermont
BT Financial Corporation	North Carolina
CBG, Inc.	Nevada
CBG Nevada Holding Corp.	Nevada
CBG Florida REIT Corp.	Florida
CRC Insurance Services, Inc.	Alabama
Real Property, Inc.	New York
Real Restaurant Owners, Inc.	New York
TAPCO Underwriters, Inc.	North Carolina
AmRisc GP, LLC	Delaware
Colonial REMIC, LLC	Delaware
eFuel, Inc.	North Carolina

Subsidiary	State or Jurisdiction of Organization
Eagle SPE, LLC	North Carolina
Eagle AL I SPE, LLC	North Carolina
Eagle GA I SPE, LLC	North Carolina
Eagle GA II SPE, LLC	North Carolina
Eagle FL I SPE, LLC	North Carolina
Eagle FL II SPE, LLC	North Carolina
Eagle FL III SPE, LLC	North Carolina
Eagle FL IV SPE, LLC	North Carolina
Eagle TX I SPE, LLC	North Carolina
Eagle FL V SPE, LLC	North Carolina
Eagle FL VI SPE, LLC	North Carolina
Eagle FL VII SPE, LLC	North Carolina
Eagle SPE Multi I, Inc.	North Carolina
Eagle SPE NV I, Inc.	North Carolina
Eagle SPE NV II, Inc.	North Carolina
Eagle SPE NV III, Inc.	North Carolina
Farr Associates, Inc. - Behavioral Science Consultants	North Carolina
FCP Asset I, LLC FCP Asset II, LLC Fidelity Service Corporation	Florida Florida Virginia
FICORP of South Carolina	South Carolina
Fountainhead SPE, Inc.	North Carolina
Georgia Asset Resolution Group, LLC Grandbridge Real Estate Capital LLC	Florida North Carolina
BB&T Real Estate Funding LLC	North Carolina
Grandbridge Investment Sales, Inc.	North Carolina
Investor Services, Inc.	South Carolina
Northeast Steel & Machine Products, Inc.	Connecticut
Lendmark Financial Services, Inc.	Georgia
Lendmark Mortgage and Finance, Inc.	Georgia
LFS Reinsurance Company, Ltd.	Turks & Caicos Islands
Lendmark Financial Services of West Virginia, Inc.	West Virginia
McGriff, Seibels & Williams, Inc.	Alabama
McGriff, Seibels & Williams of Georgia, Inc.	Georgia
McGriff Seibels of Texas, Inc.	Texas
McGriff, Seibels & Williams de Mexico, Intermediario de Reasaguro, S.A. de C.V.	Mexico
McGriff, Seibels & Williams of California, Inc.	California
McGriff, Seibels & Williams of Colorado, Inc.	Colorado
McGriff, Seibels & Williams of Missouri, Inc.	Missouri
McGriff, Seibels & Williams Reinsurance Brokers, Inc.	Texas
Magic City Insurance Agency of Alabama, Inc.	Alabama
MSW Holdings, Inc.	Alabama
McGriff, Seibels & Williams of Oregon, Inc.	Oregon
McGriff Holdings, Inc.	Alabama
McGriff, Seibels & Williams of Pennsylvania, Inc.	Pennsylvania
JMD Consulting Services, Inc.	Nevada
M, S & W, Inc.	Louisiana
McGriff, Seibels & Williams of Louisiana, Inc.	Louisiana
OVB Foreclosed Properties, Inc.	West Virginia
Prime Rate Premium Finance Corporation, Inc.	South Carolina
Reliable Policy Management, LLC	South Carolina
Prime Rate Premium Finance Company of California, Inc.	California
CAFO US Holdings, Inc.	North Carolina
CAFO Holdings Company	Canada
CAFO Inc.	Canada
AFCO Credit Corporation	New York

Subsidiary	State or Jurisdiction of Organization
AFCO Acceptance Corporation	California
AFCO Premium Credit LLC	New York
AFCO Premium Acceptance, Inc.	California
Salem Financial, Inc.	Delaware
Matewan Realty Corporation	Delaware
TUG-GP, Inc.	Delaware
Crump Life Insurance Services, Inc.	Pennsylvania
P.J. Robb Variable Corp.	Tennessee
RiskRighter, LLC	Delaware
Ramkade Insurance Services, Inc.	California
Tellus Brokerage Connections, Inc.	Delaware
Potomac Insurance Marketing Group, Inc.	Maryland
Hanleigh Management Inc.	New Jersey
LifeSource Executive Benefits and Insurance Services LLC	North Carolina
Crump Insurance Services, Inc.	Texas
Tri-City Acquisition, Inc.	Delaware
Crump Commercial Insurance Services, Inc.	California
Association of Independent Drivers of America, LLC	Florida
Five Star Agents, Inc. Purchasing Group	Illinois
Five Star Realty, Inc.	Illinois
5Star Administrators, Inc.	Missouri
CCIS ESC, LLC	Delaware
Professional Liability Assurance Society, Inc.	Illinois
Home Inspection Liability Group Incorporated	Illinois
Crump International Ltd.	Bermuda
Diversified Capacity (Bermuda) Ltd. (3)	Bermuda
AmCo Holding Company	North Carolina
American Coastal Insurance Company	Florida
BB&T Assurance Company, Ltd.	Bermuda
BB&T Auto Finance Corporation	North Carolina
BB&T Financial, FSB (1)	Georgia
BB&T Credit Services, Inc.	Virginia
J & M Associates, Incorporated (3)	Tennessee
BB&T Capital Partners Fund of Funds I, LLC	Delaware
BB&T Charitable Foundation	North Carolina
Clearview Correspondent Services, LLC (2)	Delaware
Creative Payment Solutions, Inc.	North Carolina
Liberty Properties, Inc.	Georgia
Regional Acceptance Corporation	North Carolina
Rega Insurance Services, Inc.	North Carolina
Greenville Car Mart, Inc.	North Carolina
Regional Fidelity Reinsurance, Ltd.	Turks & Caicos Islands
Scott & Stringfellow, LLC (2)	Virginia
SHDR Investment Advisers, Inc.	South Carolina
Sterling Capital Management LLC	North Carolina
Sterling Microcap Value Fund LP (3)	Delaware
Sterling Capital (Cayman) Limited	Cayman Islands

(1)	Merged into Branch Banking and Trust Company on January 1, 2013.
(2)	Scott & Stringfellow, LLC and Clearview Correspondent Services, LLC were merged on January 1, 2013 to form BB&T Securities, LLC.
(3)	Dissolved during January 2013.